Agreement Among Tony Tucci, Matthew Cohen and OSL Holdings, Inc

OSL Holdings, Inc (“OSL”), Tony Tucci (“Tucci”) and Matthew Cohen (“Cohen”) are entering into this agreement as of March 6, 2014,

WHEREAS OSL desires to provide services to the legal marijuana industry as it is expected to expand throughout the country;

WHEREAS Tucci and Cohen have experience managing a licensed marijuana dispensary in the State of California;

WHEREAS all the parties intend to comply with all applicable laws and regulations and additionally adhere to best practices

NOW THEREFORE the parties agree to the following terms and conditions

1.	Cohen and Tucci will provide advisory services to OSL on an as needed basis for twelve months and agree not to provide such services to any other public company for a two year term. OSL will form a separate subsidiary (“Sub”) to provide growing, marketing and development support services to legal marijuana businesses that exist or develop in compliance with federal and state laws as they evolve

2.	OSL will develop a centralized grow facility in California to support the marijuana growing needs of The Natural Way of LA (NW) and other legal businesses

3.	Those facilities will be leased in whole or in part to NW on terms mutually acceptable

4.	OSL will file the necessary documents with the SEC to spin off Sub as an independent public company

5.	On or before the spinoff OSL will issue Tucci and Cohen each 15,000,000 shares of Sub. Half of those shares will be held in escrow for twelve months and will be released after successful completion of the required advisory services.

6.	This is separate and apart from the businesses of OSL which intends to provide marketing, rewards , website, data and other services to legal marijuana businesses independently of Sub

7.	This agreement will be null and void if not approved by the board of directors of OSL within ten days of the date executed below.

Agreed to: March 6, 2014

/s/ Tony Tucci
Tony Tucci

/s/ Matthew Cohen
Matthew Cohen

OSL Holdings, Inc.

By:	/s/ Robert Rothenberg
Robert Rothenberg, CEO